UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 17, 2009
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3

9.01	Financial Statements and Exhibits	4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 17, 2009, the board of directors of The E. W. Scripps Company (the “Company”) approved The E. W. Scripps Company Short-Term Incentive Plan (“STIP”). The STIP provides senior executives an opportunity to earn cash incentives based on the achievement of individual performance goals or other subjective measures of performance. For the performance period commencing on January 1, 2009 and ending on December 31, 2009, all of the Company’s senior officers will participate in the plan. Target payout percentages for participants in the plan who are also named executive officers are as follows: Timothy E. Stautberg, Lisa A. Knutson and Mark G. Contreras, 12.5% of his or her 2009 base salary and for Richard A. Boehne, 23.75% of his 2009 base salary.
After the end of the 2009 performance period, the Company’s compensation committee will determine if the performance goals have been satisfied and determine the payout level, if any, for each participant. A copy of the Short-Term Incentive Plan is filed as Exhibit 99.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 17, 2009, the board of directors of the Company approved a restricted share unit (“RSU”) award for Mr. J. Marvin Quin who was elected a director of the Company on January 9, 2009. A restricted share unit represents the right to receive one Class A Common share of the Company. The grant value of Mr. Quin’s award was $12,500. This value was converted into 7,961 RSUs on the effective date of the grant, February 17, 2009. This grant will vest on February 17, 2010. The RSUs are subject to the terms and conditions of a time vested Restricted Share Unit Agreement. On the vesting date, the RSUs will be converted into one Class A Common share of the Company. This grant is pursuant to the Company’s Long-Term Incentive Plan which has been previously filed with the SEC. A copy of the Independent Director Restricted Stock Unit Agreement is filed as Exhibit 99.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 17, 2009, the board of directors of the Company approved RSU awards to each non-employee director, effective upon re-election at the annual shareholder meeting on May 5, 2009. A restricted share unit represents the right to receive one Class A Common share of the Company. The grant value of each of the independent director awards is $60,000. This value will be converted into RSUs on the effective date of the grant, May 5, 2009. This grant will vest on May 5, 2010. The RSUs are subject to the terms and conditions of a time vested Restricted Share Unit Agreement. On the vesting date, the RSUs will be converted into one Class A Common share of the Company. This grant is pursuant to the Company’s Long-Term Incentive Plan which has been previously filed with the SEC. A copy of the Independent Director Restricted Stock Unit Agreement is filed as Exhibit 99.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Mr. William R. Burleigh, a director of the Company since 1990, chose not to stand for re-election as a director at the Company’s 2009 annual meeting of shareholders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 17, 2009, the board of directors of the Company approved resolutions amending its Articles of Incorporation to eliminate reference to a reverse share split that was effective July 16, 2008. The 1-for-3 reverse share split of the Company’s outstanding class A and common voting shares was approved by the Company’s shareholders at a July 15, 2008 special meeting. A copy of the Amended Articles is filed as Exhibit 99.03.

Item 9.01 Financial Statements and Exhibits

Exhibit		Exhibit No.
Number	Description of Item	Incorporated

99.01	Short-Term Incentive Plan	99.01

99.02	Independent Director Restricted Stock Unit Agreement	99.02

99.03	Amended Articles	99.03

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY
BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller

Dated: February 23, 2009

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